EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Anworth Mortgage Asset Corporation

Santa Monica, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110744, No. 333-115392 and No. 333-143173) and Form S-8 (No. 333-70478, No. 333-96563, No. 333-104227 and No. 333-129528) of Anworth Mortgage Asset Corporation of our reports dated March 12, 2008, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Anworth Mortgage Asset Corporation’s internal control over financial reporting, which appears in this Form 10-K.

BDO Seidman, LLP

Los Angeles, California

March 12, 2008